Exhibit 24

POWER OF ATTORNEY

I, the undersigned Director/Officer of TCF Financial Corporation, a Delaware corporation, do hereby name, constitute and appoint Neil W. Brown and Gregory J. Pulles, and each of them, my agent and attorney-in-fact, for me and in my behalf as a Director/Officer of TCF Financial Corporation to sign and execute a Registration Statement on Form S-8, any pre-effective amendments thereto and any post-effective amendments thereto, relating to the registration with the Securities and Exchange Commission of 2,000,000 shares of Common Stock, par value $.01 per share, of TCF Financial Corporation (and related plan interests) in connection with the TCF Employees Stock Purchase Plan and TCF Employees Stock Purchase Plan - Supplemental Plan.

Executed this 15th day of October, 2007.

/s/ William A. Cooper
William A. Cooper, Chairman of the Board

/s/ Lynn A Nagorske
Lynn A. Nagorske, Chief Executive Officer and Director

/s/ Gregory J. Pulles
Gregory J. Pulles, Vice Chairman, General Counsel, Secretary and Director

/s/Rodney P. Burwell
William F. Bieber, Director	Rodney P. Burwell, Director

/s/Thomas A. Cusick	/s/Luella G. Goldberg
Thomas A. Cusick, Director	Luella G. Goldberg, Director

/s/George G. Johnson	/s/Peter L. Scherer
George G. Johnson, Director	Peter L. Scherer, Director

/s/Gerald A. Schwalbach	/s/Douglas A. Scovanner
Gerald A. Schwalbach, Director	Douglas A. Scovanner, Director

/s/Ralph Strangis
Ralph Strangis, Director